Exhibit (n)(3)
Consent of Independent Registered Public Accounting Firm

We consent to the use in this registration statement (No. 333-264145) on Form N-2 of our report dated March 10, 2025, with respect to the consolidated financial statements of Ares Strategic Income Fund and the related notes. We also consent to the reference to us under the headings “Independent Registered Public Accounting Firm,” “Senior Securities” and “Financial Highlights” in such Registration Statement.

/s/ KPMG LLP

Los Angeles, California
March 10, 2025